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                                 BROADWING INC.
                          1997 LONG TERM INCENTIVE PLAN
             (As amended and restated effective as of July 24, 2000)

1.       PURPOSE.

         1.1 The purpose of this plan, which shall be named the Broadwing Inc. 1997 Long Term Incentive Plan (the "Plan") and the sponsor of which is the Company (as defined in subsection 1.3 below), is to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those salaried employees of the Company and its Subsidiaries (as defined in subsection 1.3 below) who will be largely responsible for planning and directing such growth.

         1.2 The Plan is also intended as a means of reinforcing a commonality of interest between the Company's shareholders and the employees who are participating in the Plan and as an aid to the Company and its Subsidiaries in attracting and retaining employees of outstanding abilities and specialized skills.

         1.3 For purposes of the Plan, "Company" refers to Broadwing Inc. (which, prior to April 20, 2000, was named Cincinnati Bell Inc.) or, if applicable, any corporate successor to Broadwing Inc. that results from a merger or similar transaction. Also, for purposes of the Plan, a "Subsidiary" refers to any corporation which is part of an unbroken chain of corporations that begins with the Company and in which each corporation in such chain, other than the Company, has at least 80% of the total combined voting power of all classes of its stock owned by the Company or one of the other corporations in such chain. In addition, for purposes of the Plan, the Company's "Subsidiaries" refers to each and every Subsidiary in the aggregate.

         1.4 This document amends and restates the plan that was named the Broadwing Inc. 1997 Long Term Incentive Plan and all predecessor versions of such plan (the "Prior Plan") effective as of July 24, 2000 (the "Effective Amendment Date") and does not affect any awards granted under the Prior Plan prior to such date. For all purposes hereof, however, where the context permits, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect from time to time prior to the Effective Amendment Date.

2.       ADMINISTRATION.

         2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company, (b) who are "Non-Employee Directors" within the meaning of Rule 16b-3 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) as issued pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (c) who are "outside directors" within the meaning of Section 162(m)(4)(C) (as in effect on the Effective



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Amendment Date or as it may thereafter be amended or renumbered) of the
Internal Revenue Code of 1986, as amended (the "Code").

         2.2 Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority (a) to select, from the employees of the Company and its Subsidiaries who are part of the class of employees eligible for awards under the Plan, those employees who shall participate in the Plan (the "Participants"), (b) to make awards to each and any Participant in such forms and amounts as it shall determine and to cancel, suspend, or amend any such awards (except that it may not amend any award that without such amendment would not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code if such amendment would cause such award to be subject to such deduction limits), (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (e) to appoint certain employees of the Company and its Subsidiaries to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan), and (f) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee's determinations on any matter within its authority shall be conclusive and binding on the Company, its Subsidiaries, all Participants, and all other parties.

         2.3 Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even when such awards are of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.

         2.4 The Committee may delegate to one or more Senior Managers of the Company and its Subsidiaries or to one or more committees of Senior Managers of the Company and its Subsidiaries its right to make awards to employees who are part of the class of employees eligible for awards under the Plan but who are not officers or directors of the Company, are not otherwise considered by the Company to be "officers" of the Company within the meaning of Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act (or other persons who are subject to the requirements of such Section 16 of the 1934 Act), and are not "covered employees" within the meaning of Section 162(m)(3) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code. To the extent the Committee's right to make awards to such employees is so delegated, then any reference to the Committee in the other provisions of the Plan that concern the making of awards to such employees, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to the Senior Managers or committees of Senior Managers to whom the authority to make such awards is delegated as if they were the Committee.


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3.       CLASS OF EMPLOYEES ELIGIBLE FOR PLAN.

         Awards may be granted under the Plan to, and only to, salaried employees. For purposes of the Plan, a "salaried employee" refers to any person who is employed and classified as an employee by the Company or a Subsidiary of the Company, whose pay is based on a monthly or annual rate, and whose position is not subject to automatic wage progression. As is indicated in Section 2 above, the specific salaried employees to whom awards will be granted under the Plan, and who thereby will be considered Participants under the Plan, shall be chosen by the Committee in its sole discretion (or, with respect to salaried employees who are not officers or directors of the Company and as to whom the right to grant awards to under the Plan may be delegated to any Senior Managers or committees of Senior Managers under the provisions of subsection 2.4 above, by any Senior Managers or committees of Senior Managers who are delegated by the Committee the right to select such persons for Plan awards).

4.       TYPES OF AWARDS.

         4.1 Awards under the Plan may be granted in any one or more of the following forms, all of which shall be based on common shares of the Company, $0.01 par value ("Common Shares"): (a) stock options, including incentive stock options within the meaning of Section 422 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code ("ISOs"), (b) stock appreciation rights ("SARs"), (c) restricted stock, and (d) performance shares and/or performance units. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

         4.2 For purposes hereof, an award granted under the Plan shall be deemed to be based on Common Shares if, and only if, the award provides for a payment (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of a certain number of Common Shares or of an amount determined with reference to the fair market value (or the change in fair market value over a period of time) of Common Shares.

         4.3 Further, in the discretion of the Committee, payments may also be made in connection with any award granted under the Plan of dividends payable with respect to the Common Shares on which the award is based, of an amount equivalent to such dividends, or of an amount determined by applying an interest rate or rates to the principal amount of the award.

         4.4 No awards shall be granted under the Plan after April 27, 2007 (the "Plan's Grant Termination Date"), which is the last day of the ten year period that began on the date that the Plan was originally approved by the shareholders of the Company.

5.       SHARES SUBJECT TO PLAN AWARDS.

         5.1 Subject to the provisions of subsections 5.2 through 5.5 below and
Section 14 below, the following limits shall apply to the grant of awards under the Plan:


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                  (a) The maximum number of Common Shares on which awards
granted under the Plan to all Participants during the period (the "Remaining Period of the Plan") which began on January 1, 2000 and ends on the Plan's Grant Termination Date may be based shall be equal to 50,000,000 Common Shares (which number of shares is substantially equal to the limit on the maximum number of Common Shares that would apply during the Remaining Period of the Plan if both the terms of the Plan as originally adopted and the number of the Common Shares outstanding as of January 1, 2000 never changed);

                  (b) The maximum number of Common Shares on which awards granted under the Plan to all Participants during each calendar year that began or begins in the Remaining Period of the Plan may be based shall be equal to the sum of: (1) 4,200,000 (which number is approximately equal to 2% of the number of Common Shares which were outstanding as of January 1, 2000); and (2) the difference between the maximum number of Common Shares on which awards could have been granted in the immediately preceding calendar year under the terms of the Plan then in effect and the number of Common Shares on which awards were or are actually granted in such immediately preceding calendar year under the Plan;

                  (c) The maximum number of Common Shares on which awards under the Plan to any Participant during each and any calendar year that began or begins in the Remaining Period of the Plan may be based shall be 1,000,000 Common Shares; and

                  (d) The maximum number of Common Shares on which ISOs granted under the Plan to all Participants during the Remaining Period of the Plan may be based shall be equal to 12,500,000 Common Shares (which number is equal to 25% of the maximum number of Common Shares on which awards granted under the Plan to all Participants during the Remaining Period of the Plan may be based).

         5.2 Any limit on the maximum number of Common Shares on which awards granted under the Plan may be based that is set forth in subsection 5.1 above or elsewhere in the Plan, regardless of whether it is a limit applicable to all Participants or a limit as to any Participant and regardless of whether it is a limit applicable to the Remaining Period of the Plan or a limit as to a more limited period, shall apply both (a) to each specific form of award available under the Plan and (b) also in the aggregate to all possible forms of awards that can be granted under the Plan, except to the extent the provision of the Plan that sets forth such limit expressly indicates that it applies to a specific form of award. (For example, the limit set forth in subsection 5.1(c) above as to the maximum number of Common Shares on the basis of which awards may be granted under the Plan to any Participant during any calendar year that begins in the Remaining Period of the Plan shall be a limit that applies to any specific form of award that may be granted under the Plan to a Participant as well as an aggregate limit on all forms of awards that may be granted to the Participant under the Plan.)

         5.3 Any Common Shares that are deliverable under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.


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         5.4 If any award or portion of an award granted under the Plan on or after January 1, 2000 is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall again be available to be the basis on which other awards may be granted under the Plan but shall be counted only once in determining whether any of the limits set forth in subsection 5.1 above (except for the limit set forth in paragraph (c) of subsection 5.1 above) is met. However, if any award or portion of an award granted under the Plan prior to January 1, 2000 is forfeited, expires, or otherwise terminates on or after January 1, 2000 without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall not again be available to be the basis on which other awards may be granted under the Plan.

         5.5 If, after January 1, 2000, any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously-granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares on which awards granted under the Plan can be based.

6.       STOCK OPTION AWARDS.

         Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions:

         6.1 The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be ISOs, options that are not ISOs, or both ISOs and options that are not ISOs.

         6.2 Subject to the other provisions of this Section 6, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of an option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the option (as set by the Committee).

         6.3 The purchase price per Common Share under any stock option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of a Common Share on the date the option is granted.

         6.4 Unless otherwise prescribed by the Committee, any stock option granted under the Plan shall expire and no longer be exercisable ten years after the date on which it is granted and shall be exercisable in whole or in part after but not before the expiration of one year after the date on which it is granted.


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         6.5 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of stock options granted under the Plan (and shall require under such procedures, with respect to each exercise of a stock option, that written notice of the exercise be given and that the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan, the Company shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.

         6.6 To the extent that the aggregate fair market value of Common Shares with respect to which stock options intended to be ISOs are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 6.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.

         6.7 Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted an ISO under the Plan if, at the time the applicable ISO is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

7.       STOCK APPRECIATION RIGHT AWARDS.

         Any awards granted under the Plan in the form of SARs shall be subject to the following terms and conditions:

         7.1 A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised) of the Common Shares with respect to which the SAR is based exceeds the grant price of the SAR (as is determined under the provisions of subsection 7.2 below).

         7.2 The grant price of a SAR shall not be less than the fair market value (determined as of the date on which the SAR is granted) of the Common Shares with respect to which the


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SAR is based. Subject to the immediately preceding sentence, the grant price, and the other terms and conditions of a SAR, shall be determined by the Committee.

         7.3 A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).

         7.4 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of SARs granted under the Plan (and shall require under such procedures, with respect to each exercise of a SAR, that written notice of the exercise be given and that any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and permit in its issuance of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.

         7.5 Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

8.       RESTRICTED STOCK AWARDS.

         Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions:

         8.1 Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions and conditions established by the Committee lapse. Such restrictions, and any other conditions of the restricted stock, shall be set forth in a written agreement signed by the Committee or a representative thereof, which agreement shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

         8.2 It is anticipated that the only restrictions to be set by the Committee as to the ability of a Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock) shall require the Participant to be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time or to terminate employment with the Company and its Subsidiaries in special circumstances (such as, as may be set by the Committee, the Participant's retirement, disability, or death). However, the Committee may, in its sole discretion, apply other types of restrictions as to the ability of the Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock), including but not limited to the meeting of certain performance goals.


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         8.3 Subject to the other provisions of the Plan, the Committee shall establish procedures that require any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) to be paid in full.

         8.4 Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of the Company with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise determine in the grant of the restricted stock and except as may otherwise be provided in subsection 8.5 below.

         8.5 Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise determined by the Committee.

         8.6 If a Participant to whom restricted stock has been granted under the Plan terminates his or her employment with the Company and its Subsidiaries during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment that reflects a retirement, disability, death, or other special circumstances).

9.       PERFORMANCE SHARE AND UNIT AWARDS.

         Any awards granted under the Plan in the form of performance shares and/or performance units (collectively, "Performance Awards") shall be subject to the following terms and conditions:

         9.1 Any award to a Participant of a performance share shall provide that he or she will receive one Common Share if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

         9.2 Any award to a Participant of a performance unit shall provide that he or she will receive an amount that is equal to a percent, not more than 200%, of the fair market value of one Common Share on the date such amount becomes payable under the terms of the unit (or is equal to a percent, not more than 200%, of the increase in the fair market value of one Common Share from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a


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Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

         9.3 The Committee may, in its discretion and on such conditions as the Committee may determine, grant more than one performance share and/or performance unit to any Participant under the same award and provide that the satisfaction of certain but not all (or a certain level but not the highest level) of the performance goals (and/or other conditions) set by the Committee with respect to such award will permit the Participant to receive a portion, but not the maximum amount, of the Common Shares or the amounts that would be payable under such award if all (or the highest level) of the performance goals (and/or the other conditions) applicable to such award had been met.

         9.4 The Committee may also, in its discretion and on such conditions as the Committee may determine, provide that any Performance Award may contain the right to receive dividends payable with respect to the Common Shares on which the award is based, an amount equivalent to such dividends, or an amount determined by applying an interest rate or rates to the principal amount of the award (and/or with respect to previously credited dividends, dividend equivalent amounts, or interest amounts).

         9.5 Each Performance Award granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of such award (as set by the Committee).

         9.6 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the payment of Performance Awards granted under the Plan (and shall require under such procedures that any taxes required to be withheld upon such payment be paid in full). Payment of any amount to which a Participant is entitled under any Performance Award granted under the Plan may be made in a lump sum or in installments, and, to the extent a performance unit is involved, in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine in its issuance of the award. Payment of any amount to which a Participant is entitled under any performance share shall be made in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is determined.

10.      FAIR MARKET VALUE OF COMMON SHARES AND PERFORMANCE GOALS.

         10.1 For purposes of the Plan, the fair market value of a Common Share on any date (for purposes only of this subsection 10.1, the "subject date") shall be deemed to be the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the subject date (or, if the Common Shares were not traded on such exchange on the subject date, the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the latest preceding date on which the Common Shares were traded); except that, if the Common Shares are not listed on the New York Stock Exchange on the subject date (or, if the subject date is not a business day of such exchange, on the next


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preceding business day of such exchange), then the fair market value of a
Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

         10.2 To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the Committee may base such performance goals on, and only on, one or more of the following criteria applicable to the Company and its Subsidiaries: earnings before interest, taxes, depreciation, and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (indices based on the level of certain services provided to customers). Any such performance criteria shall be measured or determined on the basis of a period of such duration (a "Performance Period"), which period may be of any length, as is set by the Committee either prior to the start of such period or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable Performance Period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee. In addition, any such performance criteria (a) may be measured or determined for the Company, for any Subsidiary of the Company, for the Company and all of the Company's Subsidiaries in the aggregate, or for any group of corporations that are included in the entire group of the Company and its Subsidiaries and (b) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

         10.3 Further, to the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.

11.      NONASSIGNABILITY OF AWARDS.

         Except as may be required by applicable law, no award granted under the Plan may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant's death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant's lifetime only by the Participant (or, if permissible under applicable law, by the Participant's guardian or legal representative).

12.      DEFERRALS OF AWARD PAYMENTS.

         The Committee may, in its discretion, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan in accordance with such terms and conditions as the Committee shall establish.


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13.      PROVISIONS UPON CHANGE IN CONTROL.

         In the event of a Change in Control (as defined in subsection 13.4 below) occurring on or after the Effective Amendment Date, the provisions of this Section 13 shall supersede any conflicting provisions of the Plan.

         13.1 In the event of a Change in Control, all outstanding stock options and SARs granted under the Plan shall become exercisable in full and the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan shall lapse.

         13.2 Further, unless the Committee shall revoke such an entitlement prior to the occurrence of a Change in Control, a Participant who has been awarded a stock option under the Plan and who is deemed by the Committee to be an officer or other person subject to Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act at the time of such Change in Control shall be entitled to receive, in lieu of the exercise of any stock option or portion thereof to the extent that it is then exercisable, a cash payment in an amount equal to the difference between: (a) the aggregate fair market value, on the date immediately after the date on which the Change in Control occurs, of the Common Shares that are subject to such option or portion thereof (or, in the event the Change in Control is effected by a tender offer or similar event, the final offer price per share paid for Common Shares under the tender offer or similar event times the number of Common Shares covered by such option or portion thereof); and (b) the aggregate purchase price of the Common Shares that are subject to such option or portion thereof. In the event the applicable Change in Control is effected by a tender offer in which fewer than all of the Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option granted under the Plan as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option granted under the Plan shall be affected by this provision, all or such portion of the stock option shall be terminated.

         13.3 In the event of a Change in Control, a pro rata portion of all still then outstanding Performance Awards granted under the Plan shall be paid to each Participant within five business days after the date of such Change in Control. The pro rata portion of any such award to be paid shall equal the full present value of such award (determined as of the first day of the month in which such Change in Control occurs under such interest rate and other actuarial assumptions as are reasonably adopted by the Committee) multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the longest Performance Period applicable to any performance goal on which such award is conditioned.

         13.4 For the purpose of this Section 13, a "Change in Control" means the occurrence of any one of the following events:

                  (a) a majority of the Board as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term "Incumbent Director" means any individual who is a director of the Company as of such date and either: (1) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date; or (2) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is PROVIDED, HOWEVER, that no individual initially appointed, elected, or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

                  (b) any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act) and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (1) the acquisition of any Company Voting Securities by the Company or any Subsidiary, (2) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 13.4);

                  (c) the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any Subsidiary (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's shareholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company Voting

Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2), and (3) of this paragraph (c) being deemed to be a "Non-Qualifying Transaction"); or

                  (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; PROVIDED THAT, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

         13.5 The provisions of this Section 13 may not be amended with respect to any award granted to a Participant on or subsequent to the date such award is granted if such amendment would be materially adverse to the Participant without the consent of the Participant; provided, however, the Board may still then make, without the Participant's consent, minor or administrative changes to this Section 13 or changes to this Section 13 to conform to applicable legal requirements that will apply to such award.

14.      ADJUSTMENTS.

         14.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and purchase price, grant price, or other price of shares on which the outstanding awards granted under the Plan are based as it reasonably determines to be appropriate in order to maintain the purposes of the Plan and the then outstanding awards.

         14.2 The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

15.      RIGHTS OF BOARD OF DIRECTORS.

         15.1 Notwithstanding any other provision hereof to the contrary, the Board may amend, alter, or discontinue the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant's consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of the Company's shareholders, adopt an amendment to the Plan which shall: (a) increase the total number of Common Shares reserved for issuance during the Remaining Period of the Plan;
(b) increase the total number of Common Shares which may be subject to ISOs granted during the Remaining Period of the Plan; (c) change the class of persons eligible to become Participants under the Plan; (d) make any change in the Plan that is required by Section 162(m) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code to be approved by the Company's shareholders in order to permit the Committee the ability to have the amounts payable pursuant to any awards granted by it under the Plan not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code by reason of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code; or (e) make any other change in the Plan that is required by applicable law to be approved by the Company's shareholders in order to be effective.

         15.2 If approval of the Company's shareholders is required to a Plan amendment pursuant to the provisions of subsection 15.1 above, then such approval must be by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (or, to the extent applicable law requires a greater degree or level of approval by the Company's shareholders in order for such amendment to become effective, such approval must comply with such required degree or level of approval).

16.      PROCEDURES FOR SATISFYING PAYMENT AND WITHHOLDING REQUIREMENTS.

         16.1 Subsections 6.5, 7.4, 8.3, and 9.6 above demand that the Committee establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this
Section 16 as the "payment/withholding requirements") be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

         16.2 Without limiting the generality of the provisions of subsection
16.1 above, the following provisions may apply in connection with the Committee's establishment of procedures governing the meeting of any payment/withholding requirements that apply to an award granted under the
Plan:

                  (a) The Committee may, in its discretion and pursuant to such conditions as the Committee decides to impose, provide that the Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods: (1) by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by personal check, certified check, bank draft, cashier's check, or money order) equal to the amount of such payment/withholding requirements, (2) by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (3) by having the Company retain Common Shares which are being purchased under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (4) by having the Company retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements, and/or (5) by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such payment/withholding requirements.

                  (b) Notwithstanding the provisions of paragraph (a) immediately above, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (1) if the Common Shares being used in payment either are being purchased upon exercise of the applicable award and the award is an ISO or (2) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.

                  (c) Further, the procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan that are established by the Committee may, in the discretion of the Company, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Company to facilitate and/or administer the exercise or payment of any awards granted under the Plan.

17.      MISCELLANEOUS.

         17.1 Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant's employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

         17.2 All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

         17.3 Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant's compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company or any Subsidiary of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant's compensation for purposes of such plan or unless applicable law otherwise requires.

         17.4 In no event shall the Company be obligated to issue or deliver any Common Shares if and to the extent the Committee determines that such issuance or delivery constitutes a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed.

         17.5 Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

         IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Broadwing Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document this 9th day of August, 2000, to be effective as of July 24, 2000.

                                 BROADWING INC.

                                 By:__________________________________________
                                          Richard G. Ellenberger
                                          President and Chief Executive Officer











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